UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                   Other Events

On January 17, 2018, Clean Harbors, Inc. (the “Company”) entered into a purchase agreement with Veolia North America, LLC (“Seller”) which provides that, subject to the terms and conditions set forth therein, the Company will acquire Seller’s U.S. Industrial Cleaning Division for $120 million in cash. Further information about that proposed transaction is set forth in the Company’s press release issued on January 23, 2018, a copy of which is furnished with this report as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press Release dated January 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 23, 2018	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer